ANNEX A



                            FORM OF CONVERTIBLE NOTE



THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED PURSUANT TO REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT. SUCH SECURITIES MAY NOT BE TRANSFERRED, OFFERED OR SOLD PRIOR TO THE END OF THE FORTY (40) DAY PERIOD (THE "RESTRICTED PERIOD") COMMENCING ON JULY 5, 1996 UNLESS SUCH TRANSFER, OFFER OR SALE IS MADE IN AN "OFFSHORE TRANSACTION" AND NOT TO OR FOR THE ACCOUNT OF OR BENEFIT OF A "U.S. PERSON" (AS SUCH TERMS ARE DEFINED IN REGULATION S) AND IS OTHERWISE IN ACCORDANCE WITH THE REQUIREMENTS OF REGULATION S. FOLLOWING THE EXPIRATION OF THE RESTRICTED PERIOD, THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON UNLESS THE SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


                         MANAGEMENT TECHNOLOGIES, INC.

                   6 3/4 % CONVERTIBLE NOTE DUE JULY 8 , 1999

THIS NOTE is one of a duly authorized issue of Convertible Notes of MANAGEMENT TECHNOLOGIES, INC., a Corporation duly organized and existing under the laws of the state of New York (the "Company") designated as its
6 3/4% Convertible Note Due July 5 , 1999, in an aggregate principal amount of
                                  -
$2,000,000.
FOR VALUE RECEIVED, the Company promises to pay to  RBB BANK AG . or the
                                                   -           -
registered holder hereof (the "Holder"), the principal sum of $ 2,000,000
                                                               -         -
(United States Dollars) on July 5  , 1999 (the "Maturity Date"), and to pay
                                 --
interest on the principal sum outstanding from time to time, quarterly in arrears on 8 October, 8 January, 8 April and 8 July (the Interest Payment Date), at the rate of 6 3/4 % per annum accruing from the date of issuance. Accrual of interest shall commence on the first business day to occur after the date hereof until repayment in full of the principal sum has been made or duly provided for. Accrued and unpaid interest shall bear interest at the same rate from the due date of the interest payment, until paid. The interest so payable will be paid on 8 October, 8 January, 8 April and 8 July to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Company regarding registration and transfers of the Notes (the "Note Register") on the tenth day prior to the Interest Payment Date. The principal of, and interest on, this Note are payable in Common Stock of the Company at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time. The Company will pay the principal of and interest upon this Note on the due date, free of any withholding or deduction of any kind, to the registered Holder of this Note as of the tenth day prior to the due date and addressed to such Holder at the last address appearing on the Note Register. The forwarding of such Common Stock of the Company shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the Common Stock so issued.

This Note is subject to the following additional provisions:

l.The Notes are originally issuable in denominations of $50,000 and integral multiples thereof.

2.The Buyer agrees to file appropriate tax exemption certificates with the appropriate authorities.


3. If at any time there occurs a transaction in which in excess of 50% of the Company's voting power is transferred, including any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions, the Holders of this Note then outstanding may participate in any such transaction as a class with common stockholders on the same basis as if this Note had been converted one day prior to the effective date of such transaction; provided, however, that at the option of the Holder of this Note, such Holder may treat the effective date of any transaction that occurs prior to July 5, 1999 as a redemption date and shall be entitled to have the Company redeem the Notes at a price equal to 100 % of the outstanding principal amount of this Note, plus accrued but unpaid interest. Such holder shall be entitled to make such election at any time up to 10 days after the effective date of the transaction. The Company shall not effect any stock split, subdivision or combination with an effective date within three (3) trading days of the effective date of a merger or consolidation. The Company shall not make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of common Stock, with an effective date within three (3) trading days of the effective date of a merger or consolidation.

4.The Holder of this Note is entitled, at its option, at any time commencing forty-one (41) days after the Closing Date as defined in the Offshore Securities Subscription Agreement until maturity hereof to convert one-half (1/2) or any portion of the principal amount hereof which is at least $50,000 into shares of common stock of the Company ("Shares") at a conversion price for each share of common stock equal to the lesser of (i) one hundred percent (100%) of the average closing bid price for the five (5) days immediately preceding the Closing Date or (ii) seventy percent (70%) of the average closing bid price for the five (5) trading days immediately preceding the Conversion Date. The remaining one-half (1/2) of the original principal amount of this Note will be subject to the above noted terms with the exception that it will not be convertible into Shares of common stock until the expiration of sixty-five (65) days after the Closing Date (i.e. one-half{1/2} of the original aggregate principal amount), provided, however, that in no event shall the Holder be entitled to convert any portion of this
  Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned as a result of the ownership of the unconverted portion of this Note and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of such proviso.). In the event of any stock split, dividend, combination or similar event, the conversion price will be subject to appropriate adjustment. For purposes of this section, the closing bid price of the common stock shall be the closing bid price as reported by the National Association of Securities Dealers, Inc. Electronic Bulletin Board, or the closing bid price in the over-the-counter market or, in the event the common stock is listed on a stock exchange, the closing bid price on such exchange as reported in The Wall Street Journal. Such conversion shall be effectuated by surrendering the Notes to be converted to the Company, with the form of conversion notice attached to the Note as Exhibit A, executed by the Holder of the Note evidencing such Holder's intention to convert this Note, and accompanied, if required by the Company, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall be paid in shares of common stock of the Company, calculated at the same conversion price as the principal amount as determined above, and shall constitute payment in full of any such interest on the same terms as would otherwise apply to the conversion of the principal amount hereof. No fractional Shares or scrip representing fractions of Shares will be issued on conversion, but the number of Shares issuable shall be rounded to the nearest whole Share. The date on which notice of conversion is given ("Conversion Date") shall be deemed to be the date on which the Holder notifies to the Company of its intention to convert by delivery, by facsimile transmission or otherwise, of a copy of the Conversion
  Notice (as defined below).   Notice may be given by facsimile to the Company
  at (+-1-212-557-6967). This Note, together with the original executed copy of the Notice of Conversion, shall be delivered to the Company as soon as practicable following the date on which notice of conversion is given as described above. Any unconverted principal amount and accrued interest thereon shall at the maturity date be remitted , in shares of common stock.

  Upon the surrender of this Note, accompanied by a Notice of Conversion of Convertible Note in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder (a "Conversion Notice"), the Company shall issue and, within three (3) business days (the "Deadline") after such surrender of this Note with the Conversion Notice, deliver to or upon the order of the Holder (1) that number of shares of Common Stock for the portion of the Note converted as shall be determined in accordance herewith and (2) a new Note in the form hereof for the balance of the principal amount hereof, if any. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is more than one (1) business day after the Deadline (other than a failure due to the circumstances described in the second paragraph of Section 11 below, which failure shall be governed by such Section) the Company shall pay to the Holder $150 per day in cash, for the first day beyond the Deadline and $500 per day for each day thereafter that the Company fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Company by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note.

  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing (i) the sum of (A) that portion of the principal amount of the Note to be converted plus (B) the "Conversion Date Interest" (as defined below), by (ii) the Conversion Price in effect on the date the Conversion Notice is delivered to the Company by the Holder. Conversion Date Interest means the product of (i) the principal amount of the Note to be converted, multiplied by (ii) a fraction (A) the numerator of which is the number of days elapsed since the date of issuance of this Note and (B) the denominator of which is 365, multiplied by (iii) .0675.

5.No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, herein prescribed. This Note and all other Notes now or hereafter issued on similar terms are direct obligations of the Company. This Note ranks equally with all other Notes now or hereafter issued under the terms set forth herein. In the event of any liquidation, reorganization, winding up or dissolution repayment of this Note shall be subordinate in all respects to any other indebtedness for borrowed money of the Company, whether outstanding as of the date of this Note or hereafter incurred. Such subordination shall extend without limiting the generality of the foregoing, to all indebtedness of the Company to banks, financial institutions, other secured lenders, equipment lessors and equipment finance companies, but shall exclude trade debts; and any warrants, options or other securities convertible into stock of the Company shall rank pari passu with the Notes in all respects.
6.The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

7.In the event the Company at any time or from time to time after the Closing
  Date makes, a dividend or other distribution to Holders of Common Stock payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holders of Notes shall receive upon conversion thereof pursuant to Paragraph 4 hereof, in addition to the number of shares of common Stock receivable thereupon, the amount of such other securities of the Company to which a Holder on the relevant record or payment date, as applicable, of the number of shares of Common Stock so receivable upon conversion would have been entitled, plus any dividends or other distributions which would have been received with respect to such securities had such Holder thereafter, during the period from the date of such event to and including the holder conversion date retained such securities, subject to all other adjustments called for during such period under this Note with respect to the rights of the Holders of the Notes.

8.In the event that at any time or from time to time after the Closing Date, the Common Stock issuable upon the conversion of the Note is changed into the same or different number of shares of any class or classes of stock, whether by re-capitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Note or a merger or consolidation, provided for in Paragraph 3), then and in each such event each Holder of Notes shall have the right thereafter to convert such Note into the kind of stock receivable upon such re-capitalization, reclassification or other change by holders of shares of Common Stock, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

9.If at any time or from time to time after the Closing Date there is a capital reorganization of the Common Stock (other than a re-capitalization, subdivision, combination, reclassification exchange of shares provided for elsewhere in this Note) then, as a part of such reorganization, provision shall be made so that the Holders of the Notes shall thereafter be entitled to receive upon conversion of the Notes the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Note with respect to the rights of the Holders of the Notes after the reorganization to the end that the provisions of this Note shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion and redemption to reflect the market price of the securities or property issued in connection with the above described transaction.

10. If one or more of the "Events of Default" as described in paragraph 11 shall occur, the Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by Holder in collecting any amount due under this Note.

11.  If one or more of the following described "Events of Default" shall occur:

  (a) The Company shall default in the payment of principal or interest on this Note; or

  (b) Any of the representations or warranties made by the Company herein, in the Offshore Securities Subscription Agreement dated as of July 5, 1996 between the Company and the Holder (the "Subscription Agreement"), or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

  (c) The Company shall fail to perform or observe any other covenant, term, provision, condition, agreement or obligation of the Company under this Note and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure; or

  (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

  (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

  (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

  (g) Any money judgment, writ or warrant of attachment, or similar process except mechanics and materialmen's liens incurred in the ordinary course of business in excess of Two Hundred Thousand Dollars ($200,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

  (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed, stayed or bonded within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

  (i) The company shall have its common stock delisted from an exchange or NASDAQ.

     Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event, this Note shall be redeemed by the Company at a redemption price per Note equal to 130% of the entire outstanding principal amount due hereunder plus accrued but unpaid interest.

12. In the event that at any time on or after the date hereof and prior to the anniversary of the Closing Date, trading in the shares on the Company's Common Stock is suspended on the principal market or exchange for such shares (including the NASDAQ Stock Market), for a period of five consecutive trading days, other than as a result of the suspension or trading in securities in general, or if such Shares are delisted, then, at a Holder's option, the company shall redeem such Holder's Notes at a redemption date designated by such Holder, and the redemption price provided in Paragraph 11.

13. Notwithstanding anything to the contrary contained herein, each conversion notice shall contain a representation that, after giving effect to the shares of the Company's Common Stock to be issued pursuant to such conversion notice, the total number of shares of the Company's Common Stock deemed beneficially owned by the Holder, together with all shares of the Company's Common Stock deemed beneficially owned by the Holder's "affiliates" as defined in Rule 144 of the Act, will not exceed 4.9% of the total issued and outstanding shares of the Company's Common Stock. In addition, notwithstanding anything to the contrary contained herein, the amount of securities converted during any three month period shall not exceed the amount provided in Rule 144(e)(1) of the Act.

14. The Holder may, subject to compliance with the Offshore Securities Subscription Agreement and the provisions of Regulation S, without notice, transfer or assign this Note or any interest herein and may mortgage, encumber or transfer any of its rights or interest in and to this Note or any part hereof and, without limitation, each assignee, transferee and mortgagee (which may include any affiliate of the Holder) shall have the right to transfer or assign its interest. Each such assignee, transferee and mortgagee shall have all of the rights of the Holder under this note.

15. For so long as any amount payable under this Note remains unpaid, the Company shall furnish to the Holder the following information:

     (a) No later than ninety (90) days following the end of each fiscal year, beginning with the fiscal year ending April 30, 1996, consolidated balance sheets, statements of income and statements of cash flow and shareholders' equity of the Company and its subsidiaries, if any, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited by a firm of independent public accountants. The Company may satisfy this requirement by delivering its report on form 10-K for each such year.

     (b) Within forty-five (45) days after the end of each quarter (except the fourth quarter) of each fiscal year, consolidated balance sheets, statements of income and statements of cash flow and shareholders' equity of the Company and its subsidiaries. The Company may satisfy this requirement by delivering its report on form 10-Q for each such quarter.

16. The Company covenants and agrees that until all amounts due under this Note have been paid in full, by conversion or otherwise, unless the Holder waives compliance in writing, the Company shall:

     (a) Give prompt written notice to the Holder of any Event of Default as defined in this Note or of any other matter which has resulted in, or could reasonably be expected to result in, a materially adverse change in its financial condition or operations.

     (b) Give prompt notice to the Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a material adverse effect on the financial condition of the Company.

     (c) At all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of this Note such number of its duly authorized shares of common stock as shall from time to time be sufficient to effect the conversion of the outstanding principal balance of this Note into shares of common stock. If the company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to a Holder of Notes upon receipt of a conversion notice or is otherwise unable to issue such shares of Common Stock in accordance with the terms of this Note (a "Conversion Default"), from and after the tenth
          (10th) day following a Conversion Default (which for all purposes shall be deemed to have occurred upon the Company's receipt of the applicable conversion notice), each Holder of the Notes shall have the right to demand from the Company immediate redemption of the Notes in cash at a redemption price per Note equal to 130% of the outstanding principal amount of the Note, plus accrued but unpaid interest on the Note; provided, however, that no notice of redemption may be delivered by a Holder subsequent to receipt by such holder of notice from the Company (sent by overnight or 2-day courier with a copy sent by facsimile) of availability of sufficient shares of Common Stock to perfect conversion (a "Post-Default Conversion") of all the Notes; provided further that such right shall be reinstated if the Company shall thereafter fail to perfect such Post-Default Conversion by delivery of Common Stock certificates in accordance with the applicable provision of Paragraph 4 hereof and payment of all accrued and unpaid interest in cash with respect thereto within five business days of delivery of the notice of Post-Default Conversion. In addition to the foregoing, upon a Conversion Default, the rate of interest on all of the Notes shall, to the maximum extent of the law, be increased by two percent (2%) (i.e., from 6 3/4% to 5 3/4% commencing on the first day of the thirty (30) day period (or part thereof) following a Conversion Default; an additional two percent (2%) commencing on the first day of each of the second and third such thirty (30) day periods (or part thereof); an additional one percent (1%) on the first day of each consecutive thirty (30) day period (or part thereof) thereafter until such securities have been duly converted or redeemed as herein provided. Any such interest which is not paid when due shall, to the maximum extent permitted by law, accrue interest until paid at the rate from time to time applicable to interest on the Notes as to which the Conversion Default has occurred.

     (d) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and

          (i) in the case of loss, theft or destruction, upon provision of indemnity reasonably satisfactory to it and/or its transfer agent, or

          (ii) in the case of mutilation, upon surrender and cancellation of this Note,

          the Company at its expense will execute and deliver a new Note, dated the date of the lost, stolen, destroyed or mutilated Note.

17. The Holder of this Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the Shares of common stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky laws or similar laws relating to the sale of securities.

18. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

19. This Note and the Offshore Securities Subscription Agreement between the Company and the Holder constitutes the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

20. This Note shall be governed by and construed in accordance with the laws of the state of New York.


  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


BY: MANAGEMENT TECHNOLOGIES, INC.


/s/ Peter Morris                        /s/ Paul Ekon
Name:     Peter Morris                       Name:     Paul Ekon
Title.    President and Chief Operating Officer   Title     C.E.O.



BY: RBB BANK AG


/s/ Herbert Strauss
Name:     Herbert Strauss
Title:    Head Trader


                                        July 8, 1996

MTCI acknowledges that RBB Bank holds the debenture for many different clients and RBB Bank assures MTCI that on any conversion, no single holder is the beneficial owner of more than 4.9% of the outstanding common shares, consequently the 4.9% rule used to determine the amounts of shares issued on conversion should apply to the end clients and not to the representative bank RBB. With this assurance, MTCI shall grant conversion upon request after the applicable time periods stated in the subscription agreement. Should any single client hold more than 4.9% RBB bank will file the proper documents with the Securities and Exchange Commission.


/s/ Herbert Strauss                /s/ Peter Morris
Herbert Strauss                    Peter Morris
RBB Bank                 Management Technologies Inc.




                                   EXHIBIT A


                              NOTICE OF CONVERSION

     (To be Executed by the Registered Holder in order to Convert the Note)

          RE: 6 3/4% CONVERTIBLE NOTE OF MANAGEMENT TECHNOLOGIES, INC.
             IN THE PRINCIPAL AMOUNT OUTSTANDING OF  $  2,000,000 .
                                                       -         -

The undersigned hereby irrevocably elects to convert $                    of the
                                                       ------------------
outstanding principal amount of the above referenced Note No.          into
                                                             ---------
Shares of common stock of MANAGEMENT TECHNOLOGIES, INC. (the "Company") according to the conditions hereof, as of the date written below. The undersigned represents and warrants that (i) all of the requirements of Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act") applicable to the undersigned have been complied with by the undersigned and (ii) the undersigned has not engaged in any transaction or series of transactions that is a part of or a plan or scheme to evade the registration requirements of the Securities Act.


                         Date of Conversion*


                         Applicable Conversion Price


                         Signature


                         Name

                         Address:



                         ---------------------------------------
* This original Note and Notice of Conversion must be received by the Company by